EXHIBIT 99.1

Precision Therapeutics, Inc. Signs Letter of Intent to Purchase Remainder of Helomics Corporation Shares

MINNEAPOLIS, April 23, 2018 (GLOBE NEWSWIRE) -- Precision Therapeutics Inc. (NASDAQ:AIPT) (“Precision” or “the Company”), a company focused on applying artificial intelligence to personalized medicine and drug discovery, announced today that it has signed an LOI to acquire the remainder of the equity in Helomics Corporation® not currently owned by Precision Therapeutics. Under the terms of the agreement, a newly formed, wholly owned subsidiary of Precision Therapeutics will merge with and into Helomics Corporation, thereby increasing Precision’s equity stake in Helomics from 25% to 100%. A definitive merger agreement is expected to be signed by May 15, 2018, subject to confirmatory due diligence and with closing subject to certain closing conditions, including, among others, approval of the transaction by the boards of directors and stockholders of Precision and Helomics.

Transaction Highlights:

  Provides Precision Therapeutics with full access to Helomics’ full suite of Artificial Intelligence (AI), precision diagnostic and integrated CRO capabilities, which improve patient care and advance the development of innovative clinical products and technologies for the treatment of cancers

  Establishes Precision Therapeutics as a leader in the precision oncology market, a key driver for the pharmaceutical industry and a potential game-changer for cancer care.

  Creates a more diverse and balanced portfolio by bringing Helomics’ existing client base under the Precision Therapeutics umbrella, driving revenue generation for 2018

  TumorGenesis operations, currently a subsidiary of Precision, would become integrated with Helomics, allowing it to leverage Helomics’ complementary offering in the precision oncology market and to benefit from operational synergies

  Helomics’ management team to remain in their respective leadership positions at Helomics and to manage Precision Therapeutics’ TumorGenesis operations
  All-stock transaction: All outstanding shares of Helomics stock will be converted into the right to receive a proportionate share of 7.5 million shares of newly issued Precision common stock (‘Merger Shares’) and all warrants of Helomics’ common stock will be converted into warrants to purchase shares of Precision common stock, using a conversion ratio based on the ratio of the number of Merger Shares to the number of outstanding Helomics common shares being converted in the merger. Precision Therapeutics will take on non-convertible debt owed by Helomics of $3.0 million.

Overview

The proposed merger agreement brings the Helomics business under the Precision umbrella, and deepens the Company’s exposure to the precision oncology market. Helomics’ capabilities include state-of-the-art, CLIA-licensed laboratory, a ‘big-data’ repository which contains the drug response profiles of over 149,000 patient tumors, and D-CHIP, a proprietary AI-powered bioinformatics engine to uncover actionable insights from this data to aid cancer diagnosis and therapy, develop new diagnostics and therapies, perform better clinical trials and inform drug repurposing programs. Helomics’ main focus is on gynecologic cancers, lung cancer, breast cancer, colon cancer, and pancreatic cancer, but its tests are available for all solid tumor types.

Increasing the Company’s equity stake in Helomics to 100% is not only expected to generate near-term revenue growth stemming from Helomics’ existing client base and client pipeline, but will also improve efficiencies for Precision’s TumorGenesis business, which plans to collaborate with Helomics to test its PDx tumors in Helomics’ facility. The TumorGenesis PDx model will initially be developed for three cancers, Multiple Myeloma, Triple-Negative Breast cancer (TNBC) and Ovarian cancers, all of which are areas that have a high unmet need for new and effective treatments that are tailored to patients’ unique tumor profiles.

Dr. Carl Schwartz, CEO of Precision Therapeutics, commented, “Increasing our ownership of Helomics Corporation from 25% to 100% will advance our strategy to expand our portfolio and diversify our revenue streams. We are very excited by this opportunity to further entrench ourselves in the precision oncology market, which is a rapidly evolving new clinical paradigm and has the potential to transform the way we diagnose and treat cancer patients. Helomics is at the forefront of this, with its one-of-a-kind dataset of 149,000 tumor profiles, supported by its D-CHIP AI-based bioinformatics capabilities and CLIA laboratory. We look forward to advancing this transaction and playing a leading role in adoption of precision medicine in oncology.”

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About Precision Therapeutics Inc.

Precision Therapeutics (NASDAQ:AIPT) operates in two business areas: first, applying artificial intelligence to personalized medicine and drug discovery to provide personalized medicine solutions for clients in the pharmaceutical, diagnostic, and biotech industries, and second, production of the FDA-approved STREAMWAY® System for automated, direct-to-drain medical fluid disposal.

Precision Therapeutics' CRO services business is committed to improving the effectiveness of cancer therapy using the power of artificial intelligence (AI) applied to rich data diseases databases. This business has launched with Precision Therapeutics' investment in Helomics Corporation, a precision diagnostic company and integrated clinical contract research organization whose mission is to improve patient care by partnering with pharmaceutical, diagnostic, and academic organizations to bring innovative clinical products and technologies to the marketplace.  In addition to its proprietary precision diagnostics for oncology, Helomics offers boutique CRO services that leverage our patient-derived tumor models, coupled to a wide range of multi-omics assays (genomics, proteomics and biochemical), and a proprietary bioinformatics platform (D-CHIP) to provide a tailored solution to our client's specific needs. Helomics is 25% owned by Precision Therapeutics.  Helomics® is headquartered in Pittsburgh, Pennsylvania where the company maintains state-of-the-art, CLIA-certified, clinical and research laboratories. For more information, please visit www.Helomics.com.

Precision Therapeutics has also announced the formation of a subsidiary, TumorGenesis to pursue a new rapid approach to growing tumors in the laboratory, which essentially “fools” the cancer cells into thinking they are still growing inside the patient. Precision Therapeutics and Helomics have also announced a proposed joint venture with GLG Pharma focused on using their combined technologies to bring personalized medicines and testing to ovarian and breast cancer patients, especially those who present with ascites fluid (over one-third of patients). The growth strategy in this business includes securing new partnerships and considering acquisitions in the precision medicine space.

Sold through the Skyline Medical business of Precision Therapeutics, The STREAMWAY System virtually eliminates staff exposure to blood, irrigation fluid and other potentially infectious fluids found in the healthcare environment. Antiquated manual fluid handling methods that require hand carrying and emptying filled fluid canisters present an exposure risk and potential liability. Skyline Medical's STREAMWAY System fully automates the collection, measurement, and disposal of waste fluids and is designed to: 1) reduce overhead costs to hospitals and surgical centers; 2) improve compliance with OSHA and other regulatory agency safety guidelines; 3) improve efficiency in the operating room, and radiology and endoscopy departments, thereby leading to greater profitability; and 4) provide greater environmental stewardship by helping to eliminate the approximately 50 million potentially disease-infected canisters that go into landfills each year in the U.S.  For additional information, please visit www.skylinemedical.com.

Forward-looking Statements

Certain of the matters discussed in this announcement contain forward-looking statements that involve material risks to and uncertainties in the Company's business that may cause actual results to differ materially from those anticipated by the statements made herein. Such risks and uncertainties include (1) risks related to the proposed merger, including the fact that we may not complete the merger; we do not have complete information about Helomics, including audited financial statements; the combined company will not be able to continue operating without additional financing; possible failure to realize anticipated benefits of the merger; costs associated with the merger may be higher than expected; the merger may result in disruption of the Company’s and Helomics’ existing businesses, distraction of management and diversion of resources; delay in completion of the merger may significantly reduce the expected benefits; and the market price of the Company’s common stock may decline as a result of the merger; (2) risks related to our partnerships with other companies, including the need to negotiate the definitive agreements; possible failure to realize anticipated benefits of these partnerships; and costs of providing funding to our partner companies, which may never be repaid or provide anticipated returns; and (3) other risks and uncertainties relating to the Company that include, among other things, current negative operating cash flows and a need for additional funding to finance our operating plan; the terms of any further financing, which may be highly dilutive and may include onerous terms; unexpected costs and operating deficits, and lower than expected sales and revenues;  sales cycles that can be longer than expected, resulting in delays in projected sales or failure to make such sales; uncertain willingness and ability of customers to adopt new technologies and other factors that may affect further market acceptance, if our product is not accepted by our potential customers, it is unlikely that we will ever become profitable; adverse economic conditions; adverse results of any legal proceedings; the volatility of our operating results and financial condition; inability to attract or retain qualified senior management personnel, including sales and marketing personnel; our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the Company's ability to implement its long range business plan for various applications of its technology; the Company's ability to enter into agreements with any necessary marketing and/or distribution partners and with any strategic or joint venture partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company's technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission, which are available for review at www.sec.gov.  This is not a solicitation to buy or sell securities and does not purport to be an analysis of the Company's financial position. See the Company's most recent Annual Report on Form 10-K, and subsequent reports and other filings at www.sec.gov.

Contacts:
Investor Relations
KCSA Strategic Communications
Elizabeth Barker
(212) 896-1203
ebarker@kcsa.com

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